Exhibit 10.3


            THIRD AMENDMENT dated as of March 15,
            1995 to the Amended and Restated
            Agreement and Plan of
            Recapitalization dated as of March
            25, 1994 among UAL Corporation, the
            Air Line Pilots Association,
            International and the International
            Association of Machinists and
            Aerospace Workers (the "Agreement").


                    W I T N E S S E T H


     WHEREAS, Section 5.7 of the Agreement provides for the implementation of certain rights and restrictions with respect to the purchase of UAL Corporation common stock, $0.01 par value ("UAL Shares"), by employees of United Air Lines, Inc. through certain employee plans, including a requirement that no UAL Shares may be acquired through the directed account plan, the 401(k) plans and the stock purchase plan during the six month period ending on the last day of the Measuring Period, as defined in Section 1.10 of the Agreement, and

     WHEREAS, the parties to the Agreement believe it is appropriate to relax that purchase restriction as and to the extent hereinafter set forth.

     NOW, THEREFORE, it is agreed as follows:

     1. Effective March 15, 1995, clause (D) appearing at the end of Section 5.7 of the Agreement is amended to be as follows:

          "(D) if on any day during the period
          commencing on March 15, 1995 and ending
          on the last day of the Measuring Period, as defined in Section 1.10, the closing price of New Shares on one or more of the New York Stock Exchange, the Chicago
          Stock Exchange and the Pacific Stock
          Exchange equals or exceeds $150.00 per
          New Share, no New Shares may be acquired through such plans during the remainder of the Measuring Period."

     2. Except as specifically modified hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     3. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereto (which may be by facsimile transmission) signed by all of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective authorized officers as of the day and year first above written.

AIR LINE PILOTS ASSOCIATION,       INTERNATIONAL ASSOCIATION OF
INTERNATIONAL                   MACHINISTS AND AEROSPACE WORKERS


By:/s/ Harlow B. Osteboe      By:/s/ Kenneth W. Thiede
Name:  Harlow B. Osteboe        Name:  Kenneth W. Thiede
Title:  UAL-MEC Chairman        Title:  President and
                                        General Chairman


UAL CORPORATION


By:/s/ Douglas A. Hacker
Name:  Douglas A. Hacker
Title:  Senior Vice President - Finance